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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-4, and in the related prospectus of BANC ONE CORPORATION for the proposed merger of Liberty Bancorp, Inc. with Banc One Oklahoma Corporation of our report dated January 18, 1995 with respect to the consolidated financial statements of Liberty Mortgage Company (not presented separately therein) included in the Annual Report (Form 10-K) of Liberty Bancorp, Inc. for the year ended December 31, 1995 (as amended by Form 10-K/A filed June 28, 1996), filed with the Securities and Exchange Commission.

                                                   /s/ ERNST & YOUNG LLP

                                                   ERNST & YOUNG LLP

OKLAHOMA CITY, OKLAHOMA
FEBRUARY 17, 1997